SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))

                          Net Tech International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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     2.   Aggregate number of securities to which transaction applies:

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     previously.  Identify the previous filing by registration statement number,
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

                                      Net/
                                  [LOGO] Tech
                              INTERNATIONAL, INC.
                       A Network of Innovative Technology
                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Net/Tech International, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of Net/Tech International, Inc. (the "Company") will be held at the Company's corporate office located at One West Front Street, Suite 30, Red Bank, New Jersey 07701, on February 28, 2000, at 11:00 A. M. local time. The meeting is called for the following purposes:

1. To vote upon the acquisition by the Company of Results Oriented Integration Corporation d/b/a ROI Corporation, a privately-held Georgia corporation
     (ROI), through the issuance of 6,118,918 post-split shares of Common Stock to be exchanged for all of the issued and outstanding shares of common stock of ROI as follows:
     (1)  2,352,988 shares will be delivered at closing; and
     (2) 3,765,930 shares will be placed in escrow with a portion released each fiscal year based on profitability of the Company for the fiscal years ending in 2000, 2001, 2002, 2003, 2004, and 2005.

2. To vote upon an amendment to the Company's certificate of incorporation changing the name of the Company to Return On Investment Corporation d/b/a ROI Corporation (or some similar name based on availability).

3.   To ratify the appointment of BDO Seidman as independent public accountants.

4.   To elect the Board of Directors.

5. To vote upon an amendment to the Company's certificate of incorporation increasing the number of authorized shares of Common Stock to 100,000,000 shares (before the reverse split).


6.   To vote upon a 1-for-6 reverse split of the Company's Common Stock.


7. To vote upon issuance of up to 150,000 post-split shares of the Company's Common Stock in lieu of payment of debt.

8. To vote upon a private offering of from 2,000,000 to 3,000,000 post-split shares of the Company's Common Stock.

9. To vote upon institution of an incentive stock option plan for up to 1,000,000 post-split shares of the Company's Common Stock.

10. To consider and take action upon such other matters as may properly come before the meeting or any other adjournment of adjournments thereof.

The close of business on February 2, 2000, has been fixed as the record date for the determination of Shareholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed.

All Shareholders are cordially invited to attend the meeting. PLEASE NOTE THAT IF YOU ARE NOT ABLE TO ATTEND THE MEETING PLEASE RETURN THE ENCLOSED PROXY VIA MAIL OR FAX.

                                        By Order of the Board of Directors


                                        Anna Capozzi, Assistant Secretary

Dated February 3, 2000

           1 West Front Street, Suite 30 o Red Bank, New Jersey 07701
                  Telephone (732) 345-1100 o Fax (732) 345-0113

                          NET/TECH INTERNATIONAL, INC.

                                  ------------

                                 PROXY STATEMENT

                                  ------------

     This Proxy Statement is furnished to shareholders of Net/Tech International, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") and at any postponement or adjournment thereof. The Annual Meeting will be held at the Net/Tech corporate office located at One West Front Street, Suite 30, Red Bank, New Jersey 07701, on February 28, 2000, at 11:00 A. M. local time.

     The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the Notice of Annual Meeting are being provided to shareholders beginning on or about February 7, 2000. The Company, a Delaware Corporation, has its principal executive offices at One West Front Street, Suite 30, Red Bank, New Jersey 07701.

SOLICITATION OF PROXIES AND REVOCABILITY

     The Company is soliciting proxies. The cost of distributing the Proxy Statement and Notice of Annual Meeting will be borne by the Company. Brokerage houses and nominees will be requested to supply lists of or forward the information materials to the beneficial owners. The Company, upon request, will reimburse such brokerage houses and nominees for their reasonable expenses in forwarding information materials to their beneficial owners. Proxies will be voted as indicated and, if no designation is made, in the discretion of the proxy. Stockholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the Secretary of the Annual Meeting. Presence at the Annual Meeting does not of itself revoke the proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted FOR each of the Items listed below.

VOTING SECURITIES

     The Company presently has one class of capital stock outstanding: Common Stock, par value $.01 per share ("Common Stock").

     As of February 2, 2000 (the "Record Date"), there were issued and outstanding 9,733,960 shares of Common Stock.

     Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters.

PARTS I, II, AND III

     This Proxy Statement has three parts as follows:

          PART I - ROI CORPORATION ACQUISITION

          PART II - GENERAL AND SPECIFIC DISCLOSURES

          PART  III - ITEMS  FOR THE  APPROVAL  OF  SHAREHOLDERS  AT THE  ANNUAL
          MEETING

                                     PART I

                           ROI CORPORATION ACQUISITION
                           ---------------------------

     Items 1, 2, 5, 6, 7, 8, and 9 of Part III of this Proxy Statement all concern the acquisition by the Company of Results Oriented Integration Corporation d/b/a ROI Corporation, a privately-held Georgia corporation (ROI). Additional disclosures for these items can be found below in Part II of this Proxy Statement.

ABOUT ROI CORPORATION

     ROI markets software that processes electronic payment transactions for companies selling through Internet e-commerce, retail outlets, and mail order call centers. ROI's primary software is "e-transaction middleware" that is certified to provide access to credit card and check authorization networks for application software from companies like Binary Tree, Computer Associates, J.D. Edwards, Friedman Corporation, HarrisData, Intentia, LANSA, VAI, and dozens more. ROI customers range from small to large Internet marketers and retailers, including companies such as Alltel, Brunswick, 800.com, IBM, and Skytel.

     ROI currently provides credit card processing software only for IBM AS/400 computer systems in the United States. ROI management intends to use some of the capital provided as part of the terms of the acquisition to pay off existing debt and to develop versions of its software for other computer systems, such as Unix, Linux, and Windows systems. ROI management also intends to expand internationally and to pursue acquisitions of other software companies whose products are complementary to ROI's. However, the success of ROI is dependent upon many factors outside the control of ROI or of the Company. The software business is highly competitive and there is no assurance of ROI's ability to continue its growth and profitability.

THE ACQUISITION

     In March 1999, the Company sold the rights to its patented "Hygiene Guard Hand Wash Monitoring System" to GOJO Industries. GOJO is in the process of commercializing this technology, for which the Company is entitled to receive payments based on sales for up to 15 years. Currently, the Company has no operations and only one paid employee. With the acquisition of ROI, the Company will be in a new business, providing payment processing software to the e-commerce marketplace, as well as retail and mail order businesses. After the closing of the ROI acquisition, the officers and management of ROI will become the officers and management of the Company. At the closing, Glenn Cohen will resign as President and Chief Executive Officer of the Company, but will continue as a Director and will enter into a Services Agreement with the Company to manage the Company's relationship with GOJO Industries. ROI President and Chief Executive Officer, Charles Pecchio, Jr., will enter into a five year Employment Agreement with the Company at the closing.

     In order to complete the acquisition, the following actions must be taken: the issuance of shares of the Company's Common Stock to be exchanged for the common stock of ROI (see Part II - Item 1); the Company's name will be changed (see Part II - Item 2); an increase in the number of authorized shares of the Company's Common Stock (see Part II - Item 5); a reverse split of the Company's Common Stock (see Part II - Item 6); issuance of shares of Common Stock in lieu of payment of debt (see Part II - Item 7); a private offering of the Company's Common Stock (see Part II - Item 8); and institution of an incentive stock option plan for the Company's Common Stock (see Part II - Item 9).

ISSUANCE OF SHARES, RESTRICTIONS AND ESCROWED SHARES

     The Company must issue (after the reverse split) a total of 6,118,918 shares of Common Stock, par value $.01 per share, to be exchanged for all of the issued and outstanding shares of common stock of ROI. These shares will not be registered under the Securities Act of 1933, as amended, and must be held for a minimum of two years. 2,352,988 of these shares will be delivered at closing and 3,765,930 of these shares will be held in escrow, with a portion released each year at the rate of one share for each $2.40 of the Company's Net Income Before Income Taxes ("NIBIT") for the fiscal years ending in 2000, 2001, 2002, 2003, 2004, and 2005. If the cumulative total NIBIT reaches $9,038,232.00, then all of the escrowed shares will have been released. Each year's released shares must be held for a minimum of one year. Except for the minimum holding period, all of these shares are subject to piggyback registration rights which will enable the holder of such shares to have such shares registered along with any possible future registration of shares of the Company.

AMENDMENT TO CERTIFICATE OF INCORPORATION FOR NAME CHANGE AND INCREASE IN AUTHORIZED SHARES

     The Board of Directors has approved an amendment to the Certificate of Incorporation to change the name of the Company to Return On Investment Corporation d/b/a ROI Corporation (or some similar name based on availability) after the acquisition is effective, and to increase the total number of Common Shares that the Company is authorized to issue to 100,000,000 shares, par value $.01. A portion of these shares will be used for the ROI acquisition, other potential acquisitions, a private offering, a potential additional public offering, an employee stock option plan, and in lieu of payment of debt. Any shares issued in addition to those approved by the Shareholders at the Annual Meeting will be at the discretion of the Board of Directors and will not require further authorization by the Shareholders for issuance. However, unless and until all of the shares issued for the ROI acquisition have been released from escrow as described herein, any shares to be issued specifically for further acquisitions will require the approval of Shareholders holding a minimum of 65% of the Common Stock of the Company then outstanding.


     The Board of Directors also has recommended a 1-for-6 reverse split of the shares of Common Stock, par value $.01 per share, of the Company, whereby each Shareholder as of the record date of the reverse split, shall receive 1 share for each 6 shares owned. The purpose of the reverse split is to increase the valuation per share. The Board of Directors has recommended setting aside (after the reverse split) a total of 1,000,000 shares of the Company's Common Stock to be used by management, in its discretion, as part of an incentive stock option plan. The Board of Directors has recommended setting aside (after the reverse split) a total of 150,000 shares of the Company's Common Stock to be used by management, in its discretion, in lieu of payment of debt.


PRIVATE OFFERING


     The Board of Directors has recommended a private offering (after the reverse split) of a minimum of 2,000,000 shares and a maximum of 3,000,000 shares of the Company's Common Stock, par value $.01 per share, at a price per share based on the current share value and the advice to the Board of Directors from outside investment advisors (expected to be $2.50 per share), pursuant to a private offering of Common Stock by the Company made pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Private
Offering"), which will result in aggregate gross proceeds to the Company, ranging from approximately $5,000,000 to $7,500,000. The closing of the ROI acquisition cannot occur until the minimum amount has been raised by the Private Offering.


     The shares issued as a result of the Private Offering will have a minimum holding period of one year. The Company intends to use the proceeds as follows: approximately $1,500,000 to pay the Company's and ROI's debts, approximately $500,000 for marketing activities, approximately $2,000,000 for development of software for the international market and for Unix, Linux and Windows systems, and approximately $1,000,000 for working capital. If additional funds are available, the Company intends to use them for further marketing and international expansion, and potential acquisitions of companies whose products are complementary to ROI's.

CONSULTING AGREEMENTS

     The Company has entered into Consulting Agreements with Bridge Ventures, Inc. ("Bridge") and Saggi Capital, Inc. ("Saggi") for their services in assisting the Company with the ROI acquisition and the Private Offering, as well as future assistance in mergers, acquisitions, raising capital and other business matters. Under the terms of the Consulting Agreements, Bridge will receive $5,000 per month for two years and has received warrants for the purchase (after the reverse split) of up to 300,000 shares of Common Stock at $.30 per share, and Saggi will receive $5,000 per month for four years and has received warrants for the purchase (after the reverse split) of up to 300,000 shares of Common Stock at $1.98 per share.

     After approval by the Shareholders, the closing of the acquisition and the Private Offering is planned on or after March 1, 2000, as soon as the reverse split has occurred and the Private Offering minimum has been met. After the issuance of the shares in exchange for ROI's shares and the issuance of the shares for the Private Offering, a majority of the shares of Common Stock and, therefore, voting control of the Company will rest with the shareholders who previously owned ROI Corporation.


BOARD OF DIRECTORS' RECOMMENDATION

     The Board of Directors believes it to be in the best interest of the Company to approve the ROI acquisition and all of the actions required to be taken. A majority of the outstanding shares of the Company must approve the acquisition and all of the actions required to be taken in order for it to be effective.

                                     PART II

                        GENERAL AND SPECIFIC DISCLOSURES
                        --------------------------------


A. GENERAL DISCLOSURE - The following information is provided to supply as full and complete disclosure as is possible about the principal figures of the Company and ROI.


                       COMPENSATION OF EXECUTIVE OFFICERS

     Set forth below is a Summary Compensation table relating to the executive officers of the Company and ROI.

                                                                OTHER
NAME                       YEAR        SALARY       BONUS       COMPENSATION (1)
--------------------------------------------------------------------------------


Glenn E. Cohen (2)         1999 (3)    $38,462          -
Chief Executive Officer
of the Company             1998 (3)    $84,615          -

Charles A. McRoberts (4)   1999 (5)    $24,000      $7,000
Chairman of the Board
of ROI Corporation         1998 (5)    $18,000          -       $1,174

Charles Pecchio, Jr. (6)   1999 (5)    $68,678      $32,710     $15,802
Chief Executive Officer
of ROI Corporation         1998 (5)    $65,908      $14,500     $21,881

(1)  These are sums paid by ROI Corporation in the form of sales commissions.

(2) The Company's Chairman and Chief Executive Officer, Glenn E. Cohen, signed a five year employment agreement with the Company on October 15, 1998, which included the option to purchase 1,000,000 shares of the Company's Common Stock for $.15 per share. The employment agreement will be terminated at the closing of the ROI acquisition. Mr. Cohen's option for the 1,000,000 shares will be converted into 750,000 shares of Common Stock at the closing. Mr. Cohen has voluntarily foregone payment of his $125,000 annual salary, $25,000 annual raises, and severance pay of over $500,000. At the closing, Mr. Cohen will resign as an officer of the Company, but will continue as a Director and will enter into a Services Agreement with the Company to manage the Company's relationship with GOJO Industries. Mr. Cohen will receive $5,000 per month for three years plus 5% of the payments to the Company made by GOJO based on sales for eight years after the closing.

(3) The amounts shown were paid by the Company for the fiscal year ending November 30 of the year shown.

(4) Charles A. McRoberts (brother of John W. McRoberts), Chairman of the Board of ROI Corporation, received no compensation as a Director of ROI. All compensation shown was paid by ROI to Mr. McRoberts for his employment as a member of ROI's sales force. Mr. McRoberts has no options, warrants or rights to purchase any additional securities of ROI or the Company.

(5) The amounts shown were paid by ROI Corporation for the fiscal year ending June 30 of the year shown.

(6)  Charles  Pecchio,  Jr.,  President  and  Chief  Executive  Officer  of  ROI
     Corporation. received no compensation as a director of ROI. All compensation shown was paid by ROI to Mr. Pecchio under his employment agreement with ROI. At the closing of the acquisition of ROI by the Company, Mr. Pecchio and the Company will enter into a five year employment agreement on substantially the same terms as Mr. Pecchio's current agreement with ROI. His current annual salary is $85,000 and he receives incentives based on sales of the Company and growth in sales of the Company, and quarterly and annual bonuses as determined by the Board of Directors. Mr. Pecchio has no options, warrants or rights to purchase any additional securities of ROI or the Company.

              SUMMARY COMPENSATION TABLE FOR OFFICERS AND DIRECTORS

                                                      ANNUAL COMPENSATION
                                                 ------------------------------    SECURITIES
                                                                      OTHER        UNDERLYING
                                                                      ANNUAL        OPTIONS/
                                                 SALARY    BONUS   COMPENSATION       SARS
 NAME AND PRINCIPAL POSITION            YEAR      ($)       ($)         ($)            (#)
             (A)                         (B)      (C)       (D)         (E)            (G)
---------------------------------------------------------------------------------------------
Glenn E. Cohen, Chief Executive
Officer, Net/Tech ("NT")                1999     38,462      -0-         -0-

Charles Pecchio, Jr., Chief Executive
Officer, ROI Corporation ("ROI")        1999     68,678   32,710      15,802

Charles A. McRoberts, Chairman of
the Board, ROI                          1999     24,000    7,000         -0-

Knud B. Gotterup, Director, NT          1999        -0-      -0-         -0-          48,000

Joseph A. Lauro, Director, NT           1999        -0-      -0-         -0-          12,000

Glenn E. Cohen, Chief Executive
Officer, NT                             1998     84,615      -0-         -0-

Charles Pecchio, Jr., Chief
Executive Officer, ROI                  1998     65,908   14,500      21,881

Charles A. McRoberts, Chairman
of the Board, ROI                       1998     18,000      -0-       1,174

Knud B. Gotterup, Director, NT          1998        -0-      -0-         -0-          25,000

Joseph A. Lauro, Director, NT           1998        -0-      -0-         -0-          15,000

Glenn E. Cohen, Chief Executive
Officer, NT                             1997     94,231      -0-         -0-         200,000

Charles Pecchio, Jr, Chief
Executive Officer, ROI                  1997     60,000      -0-       7,709

Charles A. McRoberts, Chairman of
the Board, ROI                          1997        -0-      -0-         -0-

For NT, the amounts shown were paid by the Company for the fiscal year ending November 30 of the year shown. For ROI, the amounts shown were paid by ROI Corporation for the fiscal year ending June 30 of the year shown.

                           OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS                                            POTENTIAL
-----------------------------------------------------------------------------------------------  REALIZABLE VALUE
                                                        PERCENT OF                               AT ASSUMED ANNUAL
                                          NUMBER OF        TOTAL                                  RATES OF STOCK
                                         SECURITIES    OPTIONS/SARS                             PRICE APPRECIATION
                                         UNDERLYING     GRANTED TO     EXERCISE OF                FOR OPTION TERM
                                         OPTION/SARS   EMPLOYEES IN    BASE PRICE    EXPIRATION   5% ($)   10% ($)
                 NAME                    GRANTED (#)    FISCAL YEAR     ($/SHARE)       DATE         $        $
                  (A)                        (B)            (C)            (D)          (E)         (F)      (G)
------------------------------------------------------------------------------------------------------------------
Knud B. Gotterup, Director, Net/Tech       48,000           1.5%          00.25       12/2004     27,568    34,788

Joseph A. Lauro, Director,  Net/Tech       12,000           .04%          00.25       12/2004      6,893     8,697

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
     The Company had no option/SAR exercises in the last fiscal year.

LONG-TERM INCENTIVE PLAN (LTIP) AWARDS IN LAST FISCAL YEAR
     The Company had no Long-Term Incentive Plans (LTIP) in the last fiscal year.

TEN-YEAR OPTION/SAR REPRICINGS
     The Company had no Ten-Year Option/SAR repricings in the last fiscal year.

                            COMPENSATION OF DIRECTORS

                                                            NUMBER OF SECURITIES
NAME                       YEAR      CONSULTING FEES         UNDERLYING OPTIONS
--------------------------------------------------------------------------------

Knud B. Gotterup           1999               -                   48,000 (1)
Director, Net/Tech
                           1998               -                   25,000 (2)

Joseph A. Lauro            1999               -                   12,000 (1)
Director, Net/Tech
                           1998               -                   15,000 (2)

John W. McRoberts (3)                         -                        -
Director, ROI

(1) These options are exercisable to purchase Common Stock at $.25 per share for a period of five years.

(2) These options are exercisable to purchase Common Stock at $.50 per share for a period of five years.

(3) John W. McRoberts (brother of Charles A. McRoberts) has received no compensation as a Director of ROI, and has no options, warrants or rights to purchase any additional securities of ROI or the Company.

EMPLOYMENT  CONTRACTS  AND  TERMINATION  OF  EMPLOYMENT  AND   CHANGE-IN-CONTROL
ARRANGEMENTS.

     The Company's Chairman and Chief Executive Officer, Glenn E. Cohen, signed a five year employment agreement with the Company on October 15, 1998, which included the option to purchase 1,000,000 shares of the Company's Common Stock for $.15 per share. The employment agreement will be terminated at the closing of the ROI acquisition. Mr. Cohen's option for the 1,000,000 shares will be converted into 750,000 shares of Common Stock at the closing. Mr. Cohen has voluntarily foregone payment of his $125,000 annual salary, $25,000 annual raises, and severance pay of over $500,000. At the closing, Mr. Cohen will resign as an officer of the Company, but will continue as a Director and will enter into a Services Agreement with the Company to manage the Company's relationship with GOJO Industries. Mr. Cohen will receive $5,000 per month for three years plus 5% of the payments to the Company made by GOJO based on sales for eight years after the closing. No other employment contracts or change-in-control arrangements exist with the Company and none were terminated during the most recent fiscal year. ROI President and Chief Executive Officer, Charles Pecchio, Jr., will enter into a five year Employment Agreement with the Company at the closing.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS

     The voting securities entitled to vote at the Annual Meeting consist of shares of Common Stock, with each share of Common Stock entitling its owner to one vote on an equal basis. The number of outstanding shares of Common Stock on February 2, 2000 (the "Record Date") was 9,733,960. Only stockholders of record on the books of the Company at the close of business on that date will be entitled to vote at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Special Meeting.

     Each of the Items must be approved by a majority of the votes cast at the Annual Meeting on such Items by the holders of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS


     The following table sets forth information as of the Record Date, with respect to the ownership of the Company's Common Stock by each person who is known by the Company to be a beneficial owner, as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, of more than five percent (5%) of the Company's Common Stock, by each Director, by each Executive Officer and by all Executive Officers and Directors of the Company as a group as of the Record Date (prior to the contemplated reverse split):


NAME OF                                       NUMBER OF SHARES        PERCENT OF
BENEFICIAL OWNER                             BENEFICIALLY OWNED        CLASS(1)
--------------------------------------------------------------------------------
Glenn E. Cohen (2)                                1,763,333              16.0%

Cryo-Cell International, Inc.                     1,557,711              16.0%

Paul W. Enoch, Jr. (3)                            1,400,000              13.0%

Knud Gotterup (4)                                    93,000                  *

Joseph A. Louro (5)                                  27,000                  *

All Executive Officers and Directors
As a Group (3 Persons) (2)(4)(5)                  1,883,333              16.7%

(*) Signifies ownership of less than one percent (1%) of class.

(1) Pursuant to the rules of the Securities and Exchange Commission, the percentage of voting stock for each stockholder is calculated by dividing
     (i) the number of shares deemed to be beneficially owned by such stockholder as of the Record Date by (ii) the sum of (a) the number of shares of Common Stock outstanding as of the Record Date plus (b) the number of shares issuable upon exercise of options held by such stockholder which are exercisable as of the Record Date or will become exercisable within 60 days after the Record Date.

(2) Includes 1,300,000 shares subject to options exercisable as of the Record Date.

(3) Includes 1,000,000 shares subject to options exercisable as of the Record Date.

(4)  Includes  93,000  shares  subject to options  exercisable  as of the Record
     Date.

(5)  Includes  27,000  shares  subject to options  exercisable  as of the Record
     Date.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS AFTER THE ROI ACQUISITION


     After the issuance of the shares in exchange for ROI's shares and the issuance of the shares for the Private Offering, a majority of the shares of Common Stock and, therefore, voting control of the Company will rest with the shareholders who previously owned ROI Corporation. The following table sets forth information as of the closing date of the completed ROI acquisition, with respect to the ownership of the Company's Common Stock (after the 1-for-6 reverse split) by each person who is expected by the Company to be a beneficial owner, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of more than five percent (5%) of the Company's Common Stock, by each Director, by each Executive Officer and by all Executive Officers and Directors of the Company as a group as of the closing date (after the contemplated reverse split):

                                                                   MINIMUM               MAXIMUM
                                                               PRIVATE OFFERING      PRIVATE OFFERING
NAME OF                                NUMBER OF SHARES           PERCENT OF           PERCENT OF
BENEFICIAL OWNER                      BENEFICIALLY OWNED           CLASS(1)             CLASS(1)
-----------------------------------------------------------------------------------------------------
Glenn E. Cohen (2)                          252,222                    2.5%                2.3%

Cryo-Cell International, Inc.               259,619                    2.6%                2.4%

Paul W. Enoch, Jr. (3)                      233,334                    2.3%                2.1%

Knud Gotterup (4)                            15,500                       *                   *

Joseph A. Louro (5)                           4,500                       *                   *

Charles A. McRoberts (6)                  2,456,667                   24.9%               22.6%

John W. McRoberts (7)                     1,488,740                   15.1%               13.7%

Charles Pecchio, Jr. (8)                  2,010,000                   20.4%               18.5%

All Executive Officers and Directors
As a Group (4 Persons) (2)(6)(7)(8)       6,207,629                   63.1%               57.3%

(*)  Signifies ownership of less than one percent (1%) of class.

(1) The Minimum Private Offering is based on 2,000,000 shares being sold. The Maximum Private Offering is based on 3,000,000 shares being sold. Pursuant to the rules of the Securities and Exchange Commission, the percentage of voting stock for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially owned by such stockholder as of the closing of the ROI acquisition by (ii) the sum of (a) the number of shares of Common Stock outstanding as of the closing of the ROI acquisition plus
     (b) the number of shares issuable upon exercise of options held by such stockholder which are exercisable as of the closing of the ROI acquisition or will become exercisable within 60 days after the closing of the ROI acquisition.

(2) Includes 125,000 post reverse split shares (resulting from the 750,000 pre-reverse split shares exchanged for the 1,000,000 share option upon closing of the ROI acquisition) and 50,000 shares subject to options exercisable as of the closing of the ROI acquisition.

(3) Includes 166,667 shares subject to options exercisable as of the closing of the ROI acquisition.

(4) Includes 15,500 shares subject to options exercisable as of the closing of the ROI acquisition.

(5) Includes 4,500 shares subject to options exercisable as of the closing of the ROI acquisition.

(6) Includes 903,182 shares issued at the closing of the ROI acquisition and 1,553,485 shares in escrow.

(7) Includes 547,328 shares issued at the closing of the ROI acquisition and 941,412 shares in escrow.

(8) Includes 738,967 shares issued at the closing of the ROI acquisition and 1,271,033 shares in escrow.

B. SPECIFIC DISCLOSURE - The following additional information is provided in compliance with the Securities and Exchange Act of 1934, Schedule 14A, Item 14:


1.   EACH COMPANY'S NAME, ADDRESS, AND PHONE NUMBER:


     Results Oriented Integration Corporation
     d/b/a ROI Corporation
     Westside Center, 101 Emma Lane
     Woodstock, GA 30189-3682
     Phone (770) 517-4750   Fax (770) 517-4760
     www.roicorporation.com

     Net/Tech International, Inc.
     1 West Front Street, Suite 30
     Red Bank, New Jersey 07701
     Phone (732) 345-1100
     Fax (732) 345-0113
     www.nettechintl.com

2.   A BRIEF  DESCRIPTION  OF THE GENERAL  NATURE OF THE  BUSINESS  OF ROI:  ROI
     markets software that processes electronic payment transactions for companies selling through Internet e-commerce, retail outlets, and mail order call centers. ROI's primary software is "e-transaction middleware" that is certified to provide access to credit card and check authorization networks for application software from companies like Binary Tree, Computer Associates, J.D. Edwards, Friedman Corporation, HarrisData, Intentia, LANSA, VAI, and dozens more. ROI customers range from small Internet marketers and retailers to companies like Alltel, Brunswick, 800.com, IBM, and Skytel.

3. THE REASON FOR ENGAGING IN THE TRANSACTION: Currently, the Company has no operations and will benefit from the transaction. With the acquisition of ROI, the Company will be in a new business, providing payment processing software to the e-commerce marketplace, as well as retail and mail order businesses. The acquisition of ROI will strengthen the financial position of the Company and add equity and capital. As a result of this acquisition, the existing shareholders will experience a dilution in their ownership and the associated voting power of their stock. These results have been reflected in the tables above.

4. ACCOUNTING TREATMENT AND TAX CONSEQUENCES: This transaction between the Company and ROI will be treated as a purchase transaction and is a tax-free exchange of shares.

5. TRADING OF COMPANY'S AND ROI'S STOCK: The Company's stock is trading on the Over-The-Counter market as symbol NTTI. ROI is privately held and is not publicly traded.

6. FINANCIAL DATA: All financial data required by Item 310 of Regulation S-B is included in Appendix A or incorporated by reference.

7.   PRO FORMA DATA:  Pro forma data is contained in Appendix B.

8. REGULATORY REQUIREMENTS: To the Company's knowledge, no federal regulatory requirements must be complied with and no approvals must be obtained for the ROI acquisition. The acquisition of ROI by Net/Tech Acquisition Corporation, the Company's wholly-owned subsidiary that was set up for this purpose, must comply with Section 14-2-1101, et. seq. of the Georgia Business Corporation Code.


9.   STOCK  PRICES:   The  Company's   stock  prices  the  date   preceding  the
     announcement of the acquisition ranged from a low of $0.4375 to a high of $0.625.

10 FINANCIAL DOCUMENTS AND ACCOUNTANTS: Copies of financial documents are included in Appendix A or incorporated by reference. At the Annual Meeting, the appointment of principal accountants for the current fiscal year will be ratified. The proposed accounting firm and the previous accounting firm will not be represented at the meeting.

11. DOCUMENTS INCORPORATED BY REFERENCE: All documents filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the record date, shall be deemed to be incorporated by reference into this proxy statement.

12. ITEM 310 OF REGULATION S-B: All information required by Item 310 of Regulation S-B is included in Appendix A or incorporated by reference.

                                    PART III

          ITEMS FOR THE APPROVAL OF SHAREHOLDERS AT THE ANNUAL MEETING
          ------------------------------------------------------------


ITEM 1. ISSUANCE OF 6,118,918 POST REVERSE SPLIT SHARES FOR ROI STOCK SWAP

a. The Company seeks the issuance of 6,118,918 post reverse split shares of the Company's Common Stock, par value $.01 per share.

b. All of the shares of Common Stock of the Company have the same dividend and voting rights. Each share of Common Stock is entitled to one vote and a majority of shares voted shall determine the outcome of any vote.

c. In order to complete the acquisition of ROI, the Company must take all of the required actions and issue (after the reverse split) a total of 6,118,918 shares of Common Stock to be exchanged for all of the issued and outstanding shares of common stock of ROI. These shares will not be registered under the Securities Act of 1933, as amended, and must be held for a minimum of two years. 2,352,988 of these shares will be delivered at closing and 3,765,930 of these shares will be held in escrow for up to five years, with a portion released each year at the rate of one share for each $2.40 of the Company's Net Income Before Income Taxes ("NIBIT") for the fiscal years ending in 2000, 2001, 2002, 2003, 2004, and 2005. If the cumulative total NIBIT reaches $9,038,232.00, then all of the escrowed shares will have been released. Each year's released shares must be held for a minimum of one year.


d. Except for the minimum holding period, all of these shares are subject to piggyback registration rights which will enable the holder of such shares to have such shares registered along with any possible future registration of shares of the Company. After approval by the Shareholders, the closing of the acquisition and the Private Offering is planned on or after March 1, 2000, as soon as the reverse split has occurred and the Private Offering minimum has been met. After the issuance of the shares in exchange for ROI's shares and the issuance of the shares for the Private Offering, a majority of the shares of Common Stock and, therefore, voting control of the Company will rest with the shareholders who previously owned ROI Corporation.

e. Financial information required in Item 310 of Regulation S-B is included in Appendix A or incorporated by reference.


ITEM 2. CERTIFICATE OF INCORPORATION - NAME CHANGE

     The Board of Directors has approved an amendment to the Certificate of Incorporation to change the name of the Company to Return On Investment Corporation d/b/a ROI Corporation (or some similar name based on availability) after the acquisition is effective. The Company will change its name to leverage the name recognition in the marketplace gained as a result of ROI's marketing, advertising, and public relations.

     ROI markets software that processes electronic payment transactions for companies selling through Internet e-commerce, retail outlets, and mail order call centers. ROI's primary software is "e-transaction middleware" that is certified to provide access to credit card and check authorization networks for application software from companies like Binary Tree, Computer Associates, J.D. Edwards, Friedman Corporation, HarrisData, Intentia, LANSA, VAI, and dozens more. ROI customers range from small Internet marketers and retailers to companies like Alltel, Brunswick, 800.com, IBM, and Skytel.

     ROI currently provides credit card processing software only for IBM AS/400 computer systems in the United States. ROI management intends to use some of the capital provided as part of the terms of the acquisition to pay off existing debt and to develop versions of its software for other computer systems, such as Unix, Linux, and Windows systems. ROI management also intends to expand internationally and to pursue acquisitions of other software companies whose products are complementary to ROI's. However, the success of ROI is dependent upon many factors outside the control of ROI or of the Company. The software business is highly competitive and there is no assurance of ROI's ability to continue its growth and profitability.

ITEM 3. APPOINTMENT OF AUDITORS

     BDO Seidman has been selected by the Board of Directors as the independent accountants and auditors of the Company for the fiscal year ending November 30, 1999, and (after the planned change in fiscal year end to June 30) for the fiscal year ending June 30, 2000. BDO Seidman replaces Mirsky, Furst & Associates who performed the audit for the fiscal year ending November 30, 1998. Representatives from each of the accounting firms are not expected to be present at the Annual Meeting. Shareholders are being asked to ratify the appointment of \the auditors.


ITEM 4. ELECTION OF DIRECTORS

NOMINEES FOR ELECTION OF DIRECTORS

     At the meeting, four Directors will be elected by the Shareholders to serve as Directors of the Company until the next annual meeting or until the successors are elected and shall qualify. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. It is intended that persons set forth under "Ownership of Common Stock" will vote for all the nominees set forth below. One of these nominees has served as a director of the Company since 1996. The other three nominees currently serve as Directors of ROI. The proxy will be voted in accordance with its instructions.

                                                                                         DIRECTOR
NAME                      AGE     PRINCIPAL OCCUPATION                                    SINCE
-------------------------------------------------------------------------------------------------
Glenn E. Cohen            38      Chairman of the Board, President                        1996
                                  and Chief Executive Officer of the Company

Charles A. McRoberts      50      Chairman of the Board of ROI Corporation                   -

John W. McRoberts         47      President and Chief Executive Officer                      -
                                  of Foresite, L.L.C., and Director of ROI Corporation

Charles Pecchio, Jr.      52      President, Chief Executive Officer, and Director           -
                                  of ROI Corporation

     Glenn E. Cohen serves as Chairman of the Board, President, and Chief Executive Officer of the Company. Mr. Cohen is a graduate of Boston University, with a Bachelor of Business Administration and Marketing. He is also a graduate of California Western School of Law and has been licensed to practice law in New Jersey since 1986. Mr. Cohen is founder and currently serves as President of YourHomeDirect.com, an Internet based real estate brokerage firm. From 1986 to 1996, Mr. Cohen was Vice President and General Counsel of Cohen/Schatz Associates, Inc., a land brokerage company in New Jersey, where he was responsible for real estate sales in excess of $500 million. After the ROI acquisition, Mr. Cohen will resign as President and Chief Executive Officer of the Company but will continue as a Director and will enter into a Services Agreement with the Company to manage the Company's relationship with GOJO Industries.

     Charles A. McRoberts (brother of John W. McRoberts) has served as Chairman of the Board of ROI Corporation since 1996. He previously was President and CEO of Mastiff Systems, a company that marketed and serviced security systems. Mr. McRoberts joined Mastiff in 1982 and served as President and CEO from 1987 until the sale of the company in 1996. Prior to joining Mastiff, Mr. McRoberts was Branch Manager of Wells Fargo Alarm Services. Mr. McRoberts was a Second Lieutenant in the U. S. Army at Fort Benning, Georgia. He managed a military police platoon and was Officer in Charge of the Narcotic and Drug Detection Squad.

     John W. McRoberts (brother of Charles A. McRoberts) serves as President and Chief Executive Officer of Foresite, L.L.C., a company that constructs radio transmission towers and then leases them to communications companies. He has served as a Director of ROI Corporation since 1996. He was a co-founder, and served as President and Chief Executive Officer of Capstone Capital Corporation, a NYSE listed real estate investment trust, from 1993 to 1998, when Capstone was acquired by Healthcare Realty Trust for $900 million. Prior to that, Mr. McRoberts was a senior officer of AmSouth Bank of Alabama (formerly AmSouth Bank N.A.), where he was employed from 1977 to 1993.

     Charles Pecchio, Jr., is President, Chief Executive Officer, and a Director of ROI Corporation. Since 1993, he has provided consulting services related to mergers and acquisitions to Atlanta area companies and has served as a Director of Hoffman & Co, Inc., an engineering firm. From 1988 to 1992, he served as a Director of Spiro International SA, a Swiss public company, and as an officer and director of several affiliated companies in the U.S., the U.K, Germany, France, and Switzerland. Mr. Pecchio was a co-founder, and served as President and CEO of International Management Group, Ltd. (IMG), a venture management company, from 1985 until its sale to Spiro in 1988. He negotiated the acquisition by IMG of Honest Face Systems, Inc., a check guaranty and financial transaction processing company, from Telecredit (now Equifax). He served as President and CEO of Honest Face from 1986 to 1988 and negotiated its sale to Comdata Holdings Corporation. Mr. Pecchio's previous experience includes financial, sales, and management positions with IBM Corporation, General Computer Corp., TeleVideo Systems, and NEC Information Systems.

     The Company does not have any standing audit, nominating, or compensation committees of the Board of Directors, or committees performing similar functions. During the fiscal year ending November 30, 1999, there was one meeting of the Board of Directors and all of the Directors attended the meeting.

ITEM 5. COMMON STOCK -AUTHORIZATION INCREASE TO 100,000,000 SHARES

a. The Company seeks the authorization of an amount of stock that would increase the total number of shares of the Company's Common Stock, par value $.01 per share, authorized for issuance to 100,000,000 as of the record date.

b. The Company does not contemplate a public offering of these securities in the proximate future. Except for the shares to be issued pursuant to Items 1, 7, and 8 of this Proxy Statement, no authorization for the issuance of these securities is being sought from the security holders. All of the shares of Common Stock of the Company have the same dividend and voting rights. Each share of Common Stock is entitled to one vote and a majority of shares voted shall determine the outcome of any vote.

c. The Company has entered into an agreement to acquire Results Oriented Integration Corporation d/b/a ROI Corporation ("ROI"), a privately held company incorporated in Georgia on March 16, 1996, whose principal executive offices are located at Westside Center, 101 Emma Lane, Woodstock, Georgia 30189, phone 800-396-7641, www. roiconnect.com. ROI will merge with Net/Tech Acquisition Corporation, a Georgia corporation and a wholly-owned subsidiary of the Company that was set up for the purpose of acquiring ROI. A portion of these shares will be used for the ROI acquisition, other potential acquisitions, a private offering, a potential additional public offering, an employee stock option plan, and in lieu of payment of debt.

d. Any shares issued in addition to those approved by the Shareholders at the Annual Meeting will be at the discretion of the Board of Directors and will not require further authorization by the Shareholders for issuance. However, unless and until all of the shares issued for the ROI acquisition have been released from escrow as described herein, any shares to be issued specifically for further acquisitions will require the approval of Shareholders holding a minimum of 65% of the Common Stock of the Company then outstanding.

e. The Company's financial information can be found in its 10-KSB and 10-QSB filings. Additional financial information can be found in the addendums to this Proxy Statement.

ITEM 6. MODIFICATION/EXCHANGE OF SECURITIES -- 1-FOR-6 REVERSE SPLIT


a. The Board of Directors has recommended a 1-for-6 reverse split of the shares of Common Stock, par value $.01 per share, of the Company, whereby each Shareholder as of the record date of the reverse split shall receive 1 share of Common Stock in exchange for each 6 shares owned. The purpose of the reverse split is to increase the valuation per share.


b. The Company's Common Stock is traded Over-The-Counter as symbol NTTI. The fact that the Company's Common Stock is currently publicly traded is not meant to convey the impression that the Company will be successful in listing the securities for exchange or that, in the case that the Company embarks on an underwritten offering, the underwriters may request the Company to apply for such listing, unless there is reasonable assurance that the securities to be offered will be acceptable to a securities exchange for listing.

     1. The Company's Common Stock has a value of $0.625 per share, as of the close of business on January 31, 2000. The value of the Company's Common Stock may vary from this estimate by the record date.
          Shareholders' rights will be proportionally the same following the reverse split.

     2. Acquisition of ROI is contingent upon the approval of Items 1, 2, 5, 6, 7, 8 and 9 of this Proxy Statement. The failure of the Shareholders to approve any one of the items listed will result in a delay of the reverse split and the ROI acquisition. See the "Acquisition of ROI Corporation" section above for a description of events that would delay, defer or prevent a change in control of the Company.


c. On the record date of the reverse split, a 1-for-6 reverse split of the shares of Common Stock of the Company will occur, whereby each Shareholder of record as of the record date shall receive 1 share of Common Stock in exchange for each 6 shares owned. The purpose of the reverse split is to increase the valuation per share. Proportional ownership of the stock will remain the same as of the reverse split. The reverse split will not affect shareholder rights.


d. The Company's shares are not in arrears in dividends or as to defaults with respect to the outstanding securities which are to be modified or exchanged. The effect of the proposed action is to increase the value per share of the Company's Common Stock.


e. All information required by Item 310 of Regulation S-B is included in Appendix A or incorporated by reference.


ITEM 7. ISSUANCE OF 150,000 POST REVERSE SPLIT SHARES FOR DEBT PAYMENT

a. The Company seeks the issuance of 150,000 post reverse split shares of the Company's Common Stock, par value $.01 per share.

b. All of the shares of Common Stock of the Company have the same dividend and voting rights. Each share of Common Stock is entitled to one vote and a majority of shares voted shall determine the outcome of any vote.

c. The 150,000 post reverse split shares will be used to service existing debts of the Company and ROI, debts incurred with the acquisition, and other subsequent debts, all at the discretion of the Board of Directors.

d. The Company anticipates its Common Stock value will reflect the reduced debt and enhanced equity position of the Company after the ROI acquisition. Therefore, the Company believes that using shares to reduce debt is better for the Company than using cash resources in some instances.


e. Financial information required in Item 310 of Regulation S-B is included in Appendix A or incorporated by reference.

ITEM 8. PRIVATE OFFERING OF 2,000,000 TO 3,000,000 SHARES

a. The Company seeks the issuance after the reverse split of a minimum of 2,000,000 and a maximum of 3,000,000 shares of the Company's Common Stock, par value $.01 per share, at a price per share based on the then current share value and the advice to the Board of Directors from outside investment advisors (expected to be $2.50 per share), for a private offering of Common Stock by the Company made pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Private Offering"), which will result in aggregate gross proceeds to the Company, ranging from approximately $5,000,000 to $7,500,000. The shares issued as a result of the Private Offering will have a minimum holding period of one year.

b. All of the shares of Common Stock of the Company have the same dividend and voting rights. Each share of Common Stock is entitled to one vote and a majority of shares voted shall determine the outcome of any vote.

c. These shares are to be used for a private offering to raise capital for the Company. Further authorization for the issuance of these securities by a vote of security holders will not be solicited prior to such issuance. The Company intends to use the proceeds as follows: approximately $1,500,000 to pay the Company's and ROI's debts, approximately $500,000 for marketing activities, approximately $2,000,000 for development of software for the international market and for Unix, Linux and Windows systems, and approximately $1,000,000 for working capital. If additional funds are available, the Company intends to use them for further marketing and international expansion, and potential acquisitions of companies whose products are complementary to ROI's.

d. The Company intends to expand its capitalization through the issuance of these shares in the private offering. No impact, other than the resulting dilution of share percentage from the issuance of additional shares, is intended or anticipated on extant security holders' rights.


e. Financial information required in Item 310 of Regulation S-B is included in Appendix A or incorporated by reference.


ITEM 9.  INSTITUTION OF INCENTIVE STOCK OPTION PLAN

     The Company is seeking the approval by the Shareholders of an Incentive Stock Option Plan (the "Plan). The Plan will set aside 1,000,000 shares of Common Stock as a long-term incentive for employees. The vesting requirements, number of shares, and the exercise price of the options made available to employees will be determined by the Board of Directors or their duly appointed Stock Option Committee established to administer the plan. In no case will an option be valid for longer than 10 years. The current employees of ROI (excluding the Directors, all of whom have no options) have options to purchase shares of ROI common stock that will be converted into options under the Plan to purchase up to approximately 20,000 post reverse split shares of the Company's Common Stock, with a total value of approximately $75,000 based on the per share value on January 31, 2000. The Company anticipates a number of new employees will be hired in the future, and, as such, the total number of options to be issued under the Plan is indeterminable. The Company believes that it will receive good and valuable consideration for the options granted to the employees in that it will be able to attract and retain valuable, skilled employees. The employee receives value because the exercise price of the option is expected to be the price per share as of the grant date of the option. If the price per share increases, the employee may be able to realize a profit. The Plan is a qualified plan and is designed to not have tax consequences (i) for the Company and (ii) for the employee until the exercise of the option and the sale at a profit of the shares purchased. A final determination of the amount of options to be received by various employees is indeterminable at this time. The Board of Directors or the Stock Option Committee will make such determinations in accordance with the Plan.

OTHER BUSINESS

     Management does not know of any other business to be acted upon at the meeting, and, as far as is known to management, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, if any other business properly should come before the meeting, it is intended that Shareholders will vote in their discretion on any such matters with the judgment of the persons voting such proxies.

NEXT ANNUAL MEETING SHAREHOLDER PROPOSALS

     Proposals intended to be presented at the Company's Next Annual Meeting of Shareholders must be received at the Company's Executive Office no later than July 31, 2000 for inclusion in the statement relating to that meeting.

ADDITIONAL INFORMATION

     The Company will provide without charge to each person, on written request of such person, a copy of the Annual Report of the Company on Form 10-KSB for the year ended November 30, 1999 (as filed with the Securities and Exchange Commission) including the financial statements and the schedules thereto. All such requests should be directed to the attention of the Secretary, Net/Tech International, Inc., One West Front Street, Suite 30, Red Bank, New Jersey 07701.

     Included with this Proxy are the audited financial statements of ROI for the fiscal years ended June 30, 1998, and 1999, the unaudited financial statements of ROI for the six months ended December 31, 1999, the audited financial statements of the Company for the fiscal year ended November 30, 1998, and the unaudited financial statements of the Company for the fiscal year ended November 30, 1999. Also included are the pro forma financial statements for the combination of the Company and ROI for the fiscal year ended November 30, 1999. Upon completion of the acquisition of ROI, the Company's fiscal year end will be changed from November 30 to June 30.

                          NET/TECH INTERNATIONAL, INC.

Red Bank, New Jersey
February 3, 2000


FORWARD LOOKING STATEMENTS

Statements wherein the terms "believes," "intends," or "expects" appear are intended to reflect "forward looking statements" of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements or paragraphs. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-KSB.

                       APPENDIX A - FINANCIAL INFORMATION

                                  GUY R. WILCOX
                           CERTIFIED PUBLIC ACCOUNTANT
                             2270 CASTLE LAKE DRIVE
                              TYRONE, GEORGIA 30290
                       (770) 632-9933 o FAX (770) 632-0194


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Results Oriented Integration Corporation

I have audited the accompanying balance sheets of Results Oriented Integration Corporation as of June 30, 1999 and 1998, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Results Oriented Integration Corporation as of June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


By: /s/Guy R. Wilcox, CPA

October 28, 1999

                    RESULTS ORIENTED INTEGRATION CORPORATION
                              D\B\A ROI CORPORATION
                                 BALANCE SHEETS
                             JUNE 30, 1998 AND 1999

                                                           1998          1999
                                                        ----------    ----------
Assets
Current Assets:
Cash                                                    $        0    $        0
Accounts Receivable                                        110,128       400,322
                                                        ----------    ----------
                                                           110,128       400,322
Property and Equipment net of
  Accumulated Depreciation of
  $55,787 and $162,670 (Note 2)                             81,600       874,717
                                                        ----------    ----------

                                                        $  191,728    $1,275,039
                                                        ==========    ==========
Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable                                        $    4,553    $   63,020
Other Payables                                              50,000
Notes Payable - Current (Note 3)                           129,665       220,944
Deferred Taxes (Note 4)                                          0        84,900
                                                        ----------    ----------
  Total Current Liablities                                 134,218       418,864

Notes Payable - Long Term (Note 3)                               0       700,605
                                                        ----------    ----------

  Total Liabilities                                        134,218     1,119,469
                                                        ----------    ----------
Stockholders' Equity
Common Stock, no par value, (10,000,000 shares                 500         1,333
  authorized, 2,200,000 issued and outstanding
  in 1998 and 5,333,200 issued and outstanding
  in 1999)
Retained Earnings                                           57,010       154,237
                                                        ----------    ----------

 Total Stockholders' Equity                                 57,510       155,570
                                                        ----------    ----------

                                                        $  191,728    $1,275,039
                                                        ==========    ==========


See accountant's report and accompanying notes to financial statements.

                    RESULTS ORIENTED INTEGRATION CORPORATION
                              D\B\A ROI CORPORATION
                               STATEMENT OF INCOME
                   FOR THE YEARS ENDING JUNE 30, 1998 AND 1999

                                                        1998             1999
                                                    -----------      -----------
Revenue
Sales - License Fees                                $   476,441      $ 1,034,348
Sales - Support and Update Service                      149,632          394,291
Sales - Other                                            27,674           56,011
                                                    -----------      -----------
                                                        653,747        1,484,650
                                                    -----------      -----------
Expenses
Wages & Salaries                                        402,356          498,224
Commissions and Contract Services                        20,191          179,403
Royalties                                                48,000          138,277
Supplies                                                 50,637          109,044
Advertising and Promotion                                20,288           14,921
Employee Benefits                                        29,164           74,812
Rent and Occupancy                                       16,823           23,840
Depreciation                                             21,545          106,883
Telecommunications                                       24,256           36,150
Travel                                                    5,350           40,218
Interest (net)                                           10,964           57,837
Other General & Administrative                           13,513           22,914
                                                    -----------      -----------
Total Operating Expenses                                663,087        1,302,523
                                                    -----------      -----------

Net Income (Loss) Before Income Taxes                    (9,340)         182,127
Income Tax Expense                                            0           84,900
                                                    -----------      -----------
Net Income                                          ($    9,340)     $    97,227
                                                    ===========      ===========


See accountant's report and accompanying notes to financial statements.

                    RESULTS ORIENTED INTEGRATION CORPORATION
                              D\B\A ROI CORPORATION
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                   FOR THE YEARS ENDING JUNE 30, 1998 AND 1999

                                  Common Stock           Retained
                               Shares       Amount       Earnings       Total
                             ----------   ----------    ----------   ----------

Balance July 1, 1997          2,200,000   $      500    $   66,350   $   66,850

Net Loss                                                    (9,340)      (9,340)
                             ----------   ----------    ----------   ----------

Balance June 30, 1998         2,200,000          500        57,010       57,510

Issue of Common Stock         3,133,200          833                        833

Net Income                                                  97,227       97,227
                             ----------   ----------    ----------   ----------

Balance June 30, 1999         5,333,200   $    1,333    $  154,237   $  155,570
                             ==========   ==========    ==========   ==========

See accountant's report and accompanying notes to financial statements.

                    RESULTS ORIENTED INTEGRATION CORPORATION
                              D\B\A ROI CORPORATION
                             STATEMENT OF CASH FLOWS
                   FOR THE YEARS ENDING JUNE 30, 1998 AND 1999

                                                          1998           1999
                                                       ---------      ---------
Cash Flows from Operating Activities
Net (Loss) Income                                      ($  9,340)     $  97,227
Adjustments to reconcile net income to
  net cash provided by operating
  activiities
    Depreciation                                          21,545        106,883
    (Increase) decrease in:
      Accounts Receivable                                 11,984       (290,194)
    (Decrease) Increase in:
      Accounts payable                                     3,236         58,467
      Other Payables                                           0         50,000
      Deferred Taxes                                           0         84,900
                                                       ---------      ---------

Net Cash Provided by Operating Activities                 27,425        107,283
                                                       ---------      ---------
Cash Flows for Investing Activities
  Purchase of Equipment and Software                     (28,382)      (900,000)
                                                       ---------      ---------
Cash Flows from Financing Activities
  Issuance of Common Stock                                     0            833
  Proceeds of Debt (net)                                     957        791,884
                                                       ---------      ---------
  Repayment of Debt
Net Cash Provided from Financing Activities                  957        792,717
                                                       ---------      ---------

Net Change in Cash                                             0              0
Cash at beginning of year                                      0              0
                                                       ---------      ---------

Cash at end of year                                            0              0
                                                       =========      =========


Supplemental Disclosures
Operating activities reflect interest paid of $11,207 in 1998 and $57,943 in 1999.

See accountant's report and accompanying notes to financial statements.

                    RESULTS ORIENTED INTEGRATION CORPORATION
                              D/B/A ROI CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
--------------------

ROI Corporation (the Company) develops software for the IBM AS/400 computer system and provides related services. The software is categorized as "e-transaction middleware" meaning that it processes electronic transactions primarily related to credit card and check processing as part of retail, mail order, and Internet e-commerce applications.

Cash Equivalents
----------------

For the purposes of the statement of cash flows, the company considers all short term debt securities with a maturity of three months or less to be cash equivalents.

Concentration  of Credit Risk  Arising  from Cash  Deposits in Excess of Insured
--------------------------------------------------------------------------------
Limits
------

The Company maintains its cash balances in one financial institution in Atlanta, Georgia. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At June 30, 1998 and 1999, the Company had no uninsured balances.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Property and Equipment
----------------------

All property and equipment is recorded at cost and depreciated over its respective estimated useful life using the straight line method. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in the results of operations.

                    RESULTS ORIENTED INTEGRATION CORPORATION
                              D/B/A ROI CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - PROPERTY AND EQUIPMENT

Property and Equipment are summarized by major classifications as follows

                                          1998              1999
                                       ----------        ----------
Computer Equipment                     $   38,955        $   38,955
Furniture                                  54,150            54,150
Software                                   44,282           944,282
                                       ----------        ----------
                                          137,387         1,037,387
less accumulated depreciation              55,787           162,670
                                       ----------        ----------
                                       $   81,600        $  874,717
                                       ==========        ==========

Depreciation expense was $21,545 for 1998 and $106,883 for 1999.

NOTE 3 - DEBT

                                                            1998         1999
                                                         ----------   ----------
Note payable to minority shareholder due
January 2004 with interest fixed at
10.25%. Payable in monthly installments
Note is secured by all assets of the Company                   --     $  823,919

Note payable to NationsBank due March 2002
with interest fixed at 8.75% payable in monthly
installments                                             $   68,261       56,226

Credit Line with NationsBank, renewed annually,
interest at Prime + 1%, limited to $200,000
in 1998 and $50,000 in 1997                                  20,000         --

Credit Card advances requiring monthly payments
at rates varying from 9% to 9.7%                             41,404       41,404
                                                         ----------   ----------

Total Notes Payable                                         129,665      921,549
less current portion of long term debt                      129,665      220,944
                                                         ----------   ----------
Net Long Term Debt                                       $        0   $  700,605
                                                         ==========   ==========

                    RESULTS ORIENTED INTEGRATION CORPORATION
                              D/B/A ROI CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

Maturities of long term debt are as follows:
Year ending June 30,
2000                              $  220,994
2001                                 193,340
2002                                 202,368
2003                                 199,659
2004                                 105,188
                                  ----------
Total                             $  921,549
                                  ==========

NOTE 4 - DEFERRED TAXES

Deferred income taxes are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. Sources of temporary differences and resulting tax liabilities are as follows:

Cash Basis Adjustment for Accounts Receivable        $  385,000
Net Operating Loss for Income Tax Purposes             (250,000)
Depreciation                                             77,000
                                                     ----------
Total Temporary Differences                          $  212,000
                                                     ==========

The Company's effective tax rate is approximately 40%. The current year expense charged is $84,900. The net operating loss carryover is scheduled to expire June 2014.

NOTE 5 - COMMITMENTS

The Company has entered into a leasing arrangement for its operating facility with required payments as follows:

Year Ending
June 30, 2000                        $30,147
June 30, 2001                         $8,601

The company has additional options for extensions in one year increments for up to seven additional years with rent increases of 3% for each option period.

                    RESULTS ORIENTED INTEGRATION CORPORATION
                              D/B/A ROI CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

The Company is under a royalty agreement with an unrelated party whereby a minimum payment is made on a monthly basis of $6,000 per month or 12.5% of the gross monthly sales collections from Sessions Plus revenue sources. The royalty payments will be made until such time that the sum of $580,000 has been paid. The amounts paid under the royalty agreement include $48,000 in 1998 and 138,277 in 1999. The agreement provides that default of the minimum payment provision results in the reversion of all rights to the Sessions Plus software to the royalty seller.

In January 1999, the Company acquired all of the assets of a competitor. In addition to the acquisition price, the Company agreed to a contractual commitment for a consulting and a non-compete arrangement with the owner of the competitor whereby the Company will pay an annual consulting retainer of $100,000 per year for two years. The total of $200,000 is to be paid six months after the end of the second year. Provision for this liability is included in other payables on a monthly basis.

NOTE 6 - PENSION PLAN

The Company adopted a 401(k) retirement plan on March 9, 1998. The plan covers all employees who are at least 21 years of age with one or more years of service. The Company currently makes a discretionary matching contribution of 25% of the employee's contributions elected as a salary deferral by eligible employees. The Company's matching contributions for the years ended June 30, 1999 and 1998 were $15,030 and $14,613, respectively.

The Company also sponsors a defined contribution profit sharing plan covering substantially all eligible participants. Contributions are decided by the board of directors each year, however, contributions cannot exceed 15% of each eligible employee's salary. Contributions were made in the amount of $23,000 for the year ended June 30, 1999.

NOTE 7 - SUBSEQUENT EVENT

On September 9, 1999, the Company entered into a non-binding letter of intent for the acquisition of the Company by an unrelated corporation. The final terms and conditions of the proposed acquisition have not been determined as of the date of this report and significant conditions must be met prior to the ratification of the proposed acquisition. The letter of intent discusses a plan whereby all of the stock of the Company would be acquired by the third party and the current shareholders of the Company would gain a controlling interest in the acquirer.

                    RESULTS ORIENTED INTEGRATION CORPORATION
                              D/B/A ROI CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


NOTE 8 - YEAR 2000 (UNAUDITED)

The Company, like other organizations and individuals around the world, could be adversely affected if the computer systems it uses and those used by the Company's service providers (the providers) can not properly process and calculate date-related information and data. Management has assessed its computer systems and the systems compliance issues of the providers. Based on the information available to management, the providers are taking steps that they believe are reasonably designed to address the Year 2000 issue; however, the Company has no means of ensuring the providers will be ready.

The inability of the aforementioned third parties to complete the Year 2000 resolution process in a timely manner could have an adverse affect on the Company's operations. Management will continue to monitor the status of and its exposure to this issue. For the year ended June 30, 1999, the Company has not incurred any Year 2000 related expenses nor does it expect to incur any Year 2000 expenses in the future.

                    RESULTS ORIENTED INTEGRATION CORPORATION
                              D/B/A ROI CORPORATION
                                Income Statement
            For the quarters ending September 30 and December 31,1999
                                   (unaudited)

                                         QE 9/30/99   QE 12/31/1999    6 MONTHS
                                         ----------   -------------    --------
REVENUE
Sales - License Fees                     $  307,023     $  537,762    $  844,785
Sales - Support & Updates Service           129,234        182,171       311,405
Sales - Other                                15,980         10,039        26,019
                                         ----------     ----------    ----------
Total Revenue                               452,237        729,972     1,182,209
                                         ----------     ----------    ----------

EXPENSES
Compensation and Related Costs              246,597        318,669       565,266
Product Costs                                34,810         37,766        72,575
General and Administrative                   58,370         61,656       120,026
Professional Services                         1,000          5,875         6,875
Selling Expenses                             36,694        109,488       146,181
Occupancy Costs                              11,597          7,889        19,486
Interest Expense                             22,059         21,655        43,714
Depreciation and Amortization                51,096         51,096       102,192
                                         ----------     ----------    ----------
Total Operating Expenses                    462,222        614,093     1,076,315
                                         ----------     ----------    ----------


NET INCOME (LOSS) BEFORE INCOME TAXES    $   (9,985)    $  115,879    $  105,894
                                         ==========     ==========    ==========

                    RESULTS ORIENTED INTEGRATION CORPORATION
                              D/B/A ROI CORPORATION
                                  BALANCE SHEET
                                   (UNAUDITED)

                                                       9/30/99       12/31/99
                                                     -----------    -----------
ASSETS

Cash                                                 $   124,832    $   102,998
Accounts Receivable                                      277,068        462,136
                                                     -----------    -----------
                                                         401,900        565,133
                                                     -----------    -----------

Property & Equipment                                   1,037,387      1,037,387
  less Accumulated Depreciation                          213,766        264,862
                                                     -----------    -----------
                                                         823,621        772,525
                                                     -----------    -----------

Deposits and Prepaids                                       --           12,320
                                                     -----------    -----------

TOTAL ASSETS                                         $ 1,225,521    $ 1,349,978
                                                     ===========    ===========

LIABILITIES AND STOCKHOLDERS EQUITY

Liabilities
Accounts Payable and Accrued Expenses                $    45,107    $    76,786
Current Portion, Long Term Liabilities                   208,044        228,864
Deferred Taxes                                            84,900         84,900
Long Term Portion, Long Term Liabilities                 741,885        697,473
                                                     -----------    -----------
                                                       1,079,935      1,088,024
                                                     -----------    -----------
Stockholders Equity
Common Stock                                               1,333          1,824
Retained Earnings                                        154,237        154,237
Current Earnings                                          (9,985)       105,894
                                                     -----------    -----------
                                                         145,585        261,954
                                                     -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY            $ 1,225,521    $ 1,349,978
                                                     ===========    ===========

                          NET/TECH INTERNATIONAL, INC.
                                  BALANCE SHEET
                                NOVEMBER 30, 1999
                                   (UNAUDITED)

                                                                      NET/TECH
ASSETS

Cash                                                                $    18,589
Accounts Receivable                                                     156,000
                                                                    -----------
                                                                        174,589
                                                                    -----------

Property & Equipment                                                     73,048
  less Accumulated Depreciation                                          42,566
                                                                    -----------
                                                                         30,482
                                                                    -----------

Intangibles                                                              26,000
  less Accumulated Amortization                                           1,000
                                                                    -----------
                                                                         25,000
                                                                    -----------

Deposits and Prepaids                                                    14,018
                                                                    -----------

TOTAL ASSETS                                                        $   244,089
                                                                    ===========

LIABILITIES AND STOCKHOLDERS EQUITY

Liabilities
Accounts Payable and Accrued Expenses                               $    92,841
Current Portion, Long Term Liabilities
Deferred Taxes
Long Term Portion, Long Term Liabilities
                                                                    -----------
                                                                         92,841
                                                                    -----------

Stockholders Equity
Common Stock                                                             97,587
Additional Paid in Capital                                            5,980,799
Retained Earnings                                                    (5,927,138)
                                                                    -----------
                                                                        151,248
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                           $   244,089
                                                                    ===========

                          NET/TECH INTERNATIONAL, INC.
                                INCOME STATEMENT
                      FOR THE YEAR ENDING NOVEMBER 30,1999
                                   (UNAUDITED)

                                                                      NET/TECH

REVENUE
Sales - Products & License Fees                                       $  26,186
Sales - Services                                                           --
Sales - Assets, Patent                                                  264,195
                                                                      ---------

Total Revenue                                                           290,381
                                                                      ---------

EXPENSES
Research and Development                                                 25,298
Compensation and Related Costs                                           93,450
Product Costs                                                            12,535
General and Administrative                                               75,006
Professional Services                                                    86,337
Selling Expenses                                                         20,790
Occupancy Costs                                                          14,526
Interest Expense                                                            276
Depreciation and Amortization                                            17,919
                                                                      ---------

Total Operating Expenses                                                346,137
                                                                      ---------

NET INCOME (LOSS) BEFORE INCOME TAXES                                 $ (55,756)
                                                                      =========

                              APPENDIX B PROFORMA

                          NET/TECH INTERNATIONAL, INC.
                               AND ROI CORPORATION
                             PRO FORMA BALANCE SHEET
                                NOVEMBER 30, 1999

                                                NET/TECH           ROI           COMBINED
ASSETS
Cash                                          $    18,589      $    44,030     $    62,619
Accounts Receivable                               156,000          591,204         747,204
                                              -----------      -----------     -----------
                                                  174,589          635,234         809,823
                                              -----------      -----------     -----------

Property & Equipment                               73,048        1,037,387       1,110,435
  less Accumulated Depreciation                    42,566          247,830         290,396
                                              -----------      -----------     -----------
                                                   30,482          789,557         820,039
                                              -----------      -----------     -----------

Intangibles                                        26,000             --            26,000
  less Accumulated Amortization                     1,000             --             1,000
                                              -----------      -----------     -----------
                                                   25,000             --            25,000
                                              -----------      -----------     -----------

Deposits and Prepaids                              14,018           12,320          26,338
                                              -----------      -----------     -----------

TOTAL ASSETS                                  $   244,089      $ 1,437,111     $ 1,681,200
                                              ===========      ===========     ===========

LIABILITIES AND STOCKHOLDERS EQUITY

Liabilities
Accounts Payable and Accrued Expenses         $    92,841      $   100,245         193,086
Current Portion, Long Term Liabilities            222,003          222,003
Deferred Taxes                                     84,900           84,900
Long Term Portion, Long Term Liabilities          712,365          712,365
                                              -----------      -----------     -----------
                                                   92,841        1,119,513       1,212,354
                                              -----------      -----------     -----------
Stockholders Equity
Common Stock                                       97,587            1,333          98,920
Additional Paid in Capital                      5,980,799             --         5,980,799
Retained Earnings                              (5,927,138)         316,265      (5,610,873)
                                              -----------      -----------     -----------
                                                  151,248          317,598         468,846
                                              -----------      -----------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY     $   244,089      $ 1,437,111     $ 1,681,200
                                              ===========      ===========     ===========

                          NET/TECH INTERNATIONAL, INC.
                               AND ROI CORPORATION
                           PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDING NOVEMBER 30,1999

                                           NET/TECH           ROI         COMBINED

REVENUE
Sales - Products & License Fees           $   26,186      $  713,378     $  739,564
Sales - Services                                --           284,214        284,214
Sales - Assets, Patent                       264,195            --          264,195
                                          ----------      ----------     ----------

Total Revenue                                290,381         997,592      1,287,973
                                          ----------      ----------     ----------

EXPENSES
Research and Development                      25,298            --           25,298
Compensation and Related Costs                93,450         408,335        501,785
Product Costs                                 12,535          49,637         62,172
General and Administrative                    75,006          87,975        162,981
Professional Services                         86,337           5,375         91,712
Selling Expenses                              20,790         130,071        150,861
Occupancy Costs                               14,526          14,699         29,225
Interest Expense                                 276          37,164         37,440
Depreciation and Amortization                 17,919          83,596        101,515
                                          ----------      ----------     ----------

Total Operating Expenses                     346,137         816,852      1,162,989
                                          ----------      ----------     ----------

NET INCOME (LOSS) BEFORE INCOME TAXES     $  (55,756)     $  180,740     $  124,984
                                          ==========      ==========     ==========

                                      PROXY

                          NET/TECH INTERNATIONAL, INC.

           One West Front Street, Suite 30, Red Bank, New Jersey 07701
                  Telephone (732) 345-1100 - Fax (732) 345-0113

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates and appoints Glenn E. Cohen, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to vote with respect to the shares of Common Stock of NET/TECH INTERNATIONAL, INC. (the "Company") standing in the name of the undersigned at the close of business on February 2, 2000, at the Annual Meeting of Shareholders to be held at the offices of the Company at One West Front Street, Suite 30, Red Bank, New Jersey, on February 28, 2000 at 11:00 A.M. local time, and at any and all adjournment or adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated below.

VOTING INSTRUCTIONS - MARK YOUR VOTE (FOR, AGAINST, ABSTAIN) PLACE "X" ONLY IN ONE BOX. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
FOLLOWING:
--------------------------------------------------------------------------------
Item 1. To approve the acquisition by the Company of Results Oriented Integration Corporation d/b/a ROI Corporation (ROI) through the issuance of 6,118,918 post reverse split shares of Common Stock to be exchanged for all of the issued and outstanding shares of common stock of ROI as follows: (1) 2,352,988 will be delivered at closing; and (2) 3,765,930 shares will be placed in escrow with a portion released each fiscal year based on profitability of the Company for the fiscal years ending in 2000, 2001, 2002, 2003, 2004, and 2005.

          FOR [ ]                 AGAINST [ ]                 ABSTAIN [ ]
--------------------------------------------------------------------------------
Item 2. To approve an amendment to the Company's certificate of incorporation changing the name of the Company to Return On Investment Corporation d/b/a ROI Corporation (or some similar name based on availability).

          FOR [ ]                 AGAINST [ ]                 ABSTAIN [ ]
--------------------------------------------------------------------------------
Item 3. To ratify the appointment of BDO Seidman as independent public accountants.

          FOR [ ]                 AGAINST [ ]                 ABSTAIN [ ]
--------------------------------------------------------------------------------
Item 4.   Election of four Directors.
          Nominees: Glenn E. Cohen, Charles A. McRoberts, John W. McRoberts, Charles Pecchio, Jr.

          FOR ALL [ ]             WITHHOLD ALL [ ]            FOR ALL EXCEPT AS
                                                              LISTED
                                                              __________________
--------------------------------------------------------------------------------
Item 5. To approve increasing the number of authorized shares of Common Stock to 100,000,000 shares (before the reverse split).

          FOR [ ]                 AGAINST [ ]                 ABSTAIN [ ]
--------------------------------------------------------------------------------

Item 6. To approve a 1-for-6 reverse split of the Company's Common Stock on February 29, 2000.


          FOR [ ]                 AGAINST [ ]                 ABSTAIN [ ]
--------------------------------------------------------------------------------
Item 7. To approve the issuance of up to 150,000 post reverse split shares of the Company's Common Stock in lieu of payment of debt.

          FOR [ ]                 AGAINST [ ]                 ABSTAIN [ ]
--------------------------------------------------------------------------------
Item 8. To approve a private offering of from 2,000,000 to 3,000,000 post reverse split shares of Common Stock.

          FOR [ ]                 AGAINST [ ]                 ABSTAIN [ ]
--------------------------------------------------------------------------------
Item 9. To approve institution of an incentive stock option plan for up to 1,000,000 post reverse split shares.

          FOR [ ]                 AGAINST [ ]                 ABSTAIN [ ]
--------------------------------------------------------------------------------
                   PLEASE COMPLETE, DATE AND SIGN THIS PROXY.
       RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR FAX TO (732) 345-0113.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated February 3, 2000. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares represented by this Proxy and, filing this Proxy with the Secretary of the Company gives notice of such revocation. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR SUCH PROPOSALS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.


-----------------------------
DATE

-----------------------------                     -----------------------------
SIGNATURE                                         SIGNATURE IF JOINTLY HELD

-----------------------------                     -----------------------------
PRINT NAME                                        PRINT NAME IF JOINTLY HELD